FOR IMMEDIATE RELEASE

NET PERCEPTIONS, INC. REPORTS FOURTH QUARTER RESULTS

Stamford, CT, March 29, 2007 — Net Perceptions, Inc. (OTC: NETP.PK), which recently redeployed its assets with its October 3, 2006 acquisition of Concord Steel, announced today financial results for the fourth quarter and year ended December 31, 2006.

Because the Company had no operations at the time of the Concord Steel acquisition, Concord Steel is considered to be the “Predecessor” of the Company for accounting purposes and, therefore Net Perceptions, Inc.’s consolidated results for the three months and year ended December 31, 2006 have been combined with the results of the Predecessor for the period January 1, 2006 to October 3, 2006 and compared to the results of the Predecessor for the three months and year ended December 31, 2005.

Fourth Quarter Consolidated and Combined Results (unaudited)

Consolidated and combined (“Combined”) revenue was $24.9 million, an increase of 59% or $9.2 million for the fourth quarter ended December 31, 2006, compared to $15.7 million for the Predecessor for the fourth quarter ended December 31, 2005.

The Company’s Combined gross profit margin increased to 18.7% or $4.7 million for the fourth quarter ended December 31, 2006 compared to 16.1% or $2.5 million for the Predecessor for the fourth quarter ended December 31, 2005. The 88% increase in gross profit margin dollars is primarily due to higher fixed cost absorption primarily due to increased revenues.

The Company’s Combined operating expenses increased to 14.1% of revenue or $3.5 million for the fourth quarter ended December 31, 2006 compared to 8.3% or $1.3 million for the Predecessor for the fourth quarter ended December 31, 2005. The 169.2% increase reflects corporate overhead and public reporting costs of $1.4 million, non-recurring transaction finder fee costs of $0.2 million, non-cash deferred compensation expense of $0.4 million, and terminated transaction costs of $0.2 million not incurred by the Predecessor.

For the fourth quarter ended December 31, 2006 Combined net loss was $1.3 million compared with net income of $1.2 million for the Predecessor for the fourth quarter ended December 31, 2005. Combined net loss is due to $0.8 million interest expense for the Company and $1.5 million one-time transaction costs incurred by the Predecessor.

Year-to-Date Consolidated and Combined Results

The Company reported Combined revenues of $85.7 million, an increase of $21.3 million or 33% for the year ended December 31, 2006, compared to $64.4 million for Predecessor for the year ended December 31, 2005. The increase in revenues is primarily due to higher sales volume for our products from existing customers of approximately $16.3 million, driven by continued strong spending in the commercial and industrial construction, and infrastructure building end markets, as well as several new customers within the elevator and theatrical counterweight markets representing $3.6 million, and an increase in scrap metal sales of $1.4 million.

The Company’s Combined gross profit margin increased to 20.5% of revenues or $17.6 million for the fiscal year ended December 31, 2006 compared to 16.6% of revenues or $10.7 million for the Predecessor for the year ended December 2005. The increase in gross profit margin percent is due to higher fixed cost absorption primarily driven by increased revenues.

The Company’s Combined operating expenses for the fiscal year ended December 31, 2006 increased to 16.4% of revenues or $14.1 million from 4.4% of revenues or $2.8 million for the Predecessor for the year ended December 31, 2005. The increase is due to the acquisition of Concord Steel in the fourth quarter 2006, and non-cash restricted stock grants of $7.5 million. The stock grants consisted primarily of compensation paid to a related party for prior strategic, consulting, investment banking and advisory services to the Company in connection of the Company’s asset redeployment strategy.

The Combined net loss was $1.2 million for the year ended December 31, 2006 compared to $7.2 million net income for Predecessor for the year ended December 31, 2005. Combined net loss included $10.3 million in one time transaction costs related to the acquisition of Concord Steel, comprised of $2.8 million in cash transaction costs incurred by the Predecessor and $7.5 million non-cash restricted stock grants incurred by the Company.

Fourth Quarter Consolidated Results (unaudited)

Excluding the Predecessor, the Company reported consolidated revenues of $24.1 million for the fourth quarter ended December 31, 2006 compared to $0.1 million in the fourth quarter ended December 31, 2005. The increase in revenue is due to the Company’s acquisition of Concord Steel in the fourth quarter 2006.

The Company’s consolidated gross profit margin was 17.7% or $4.3 million for the fourth quarter ended December 31, 2006 compared to 100% or $0.1 million for the fourth quarter ended December 2005. The decrease in gross profit margin is due to the Company’s acquisition of Concord Steel in the fourth quarter 2006.

The Company’s consolidated operating expense was 14.4% of revenue or $3.5 million for the fourth quarter ended December 31, 2006 compared to 469.5% or $0.3 million for the fourth quarter ended December 31, 2005. The increase in operating expenses is due to the Company’s acquisition of Concord Steel and the increase of corporate overhead costs in the fourth quarter of 2006.

The Company reported consolidated net loss of $0.2 million for the fourth quarter ended December 31, 2006 compared from a net loss of $0.1 million in the fourth quarter ended December 31, 2005. The increase in consolidated net loss relates to additional interest and tax expenses partially offset by income from operations.

Year-to-Date Consolidated Results

Excluding the Predecessor, the Company’s consolidated revenue was $24.1 million for the year ended December 31, 2006 compared with $0.1 million for the year ended December 31, 2005.

The Company’s consolidated gross profit margin decreased to 17.7% or $4.3 million for the fiscal year ended December 31, 2006 compared to 100% or $0.1 million for year ended December 31, 2005. The decrease in gross profit margin is due to the acquisition of Concord Steel in the fourth quarter ended December 31, 2006.

The Company’s consolidated operating expense increased to $11.6 million for the fiscal year ended December 31, 2006 from $0.6 million for the year ended December 31, 2005. The increase is due to the Company’s acquisition of Concord Steel in the fourth quarter ended December 31, 2006, and non-cash restricted stock grants of $7.5 million. The stock grants consisted primarily of compensation paid to a related party for prior strategic, consulting, investment banking and advisory services to the Company in connection of the Company’s asset redeployment strategy.

Consolidated net loss was $7.8 million for the year ended December 31, 2006 compared to $0.2 million net income for the prior year. Consolidated net loss included non-cash restricted stock grants of $7.5 million.

Cash Flow

On a consolidated basis, cash flow provided by operating activities for the year ended December 31, 2006 was $1.0 million versus $0.2 million for the year ended December 31, 2005. This improvement was primarily due to the inclusion of Concord Steel. Cash flow used by investing activities increased by $31.3 million as the Company purchased Concord Steel for $45.3 million. Capital expenditures since the Company’s acquisition of Concord Steel were $0.6 million. Cash flow from financing activities increased $33.7 million mainly due to the Concord Steel acquisition credit facilities of $31.3 million and $3.0 million common stock reinvestment by the former owners of the Predecessor in Net Perceptions, Inc.

Balance Sheet

As of December 31, 2006, the Company reported:

•
Cash, cash equivalents, and marketable securities of $3.7 million compared to $14.9 million at December 31, 2005. The decline in cash was due to use of $14.5 million that was used to purchase Concord Steel.

•
Total debt (short-term, current portion and long-term) was $33.8 million at December 31, 2006 compared to $2.5 million at December 31, 2005. The increase in debt is due to the credit facilities related to the acquisition of Concord Steel.

The Company presently has available approximately $125 million of federal net operating loss carry-forwards for federal income tax purposes. The Company’s net deferred tax asset of approximately $43 million represents primarily the estimated tax effect of the net operating loss carry-forwards. Prior to the acquisition of Concord Steel, the Company recognized a full valuation allowance against its net deferred tax asset. As of December 31, 2006, the Company reduced its deferred tax asset valuation allowance by approximately $8 million as a result of the acquisition of Concord Steel. Because the majority of the Company’s deferred tax asset consists of net operating loss carry-forwards for federal tax purposes, the key to the Company’s ability to realize the deferred tax asset will be to generate sufficient income in future years to utilize the loss carry-forwards prior to expiration. The net operating loss carry-forwards expire in 2011 to 2025.

Guidance

The Company anticipates fiscal 2007 financial performance as follows:

•	Revenues of approximately $95 to $100 million, representing approximately 10-15% organic growth from 2006, with fully diluted earnings per share of approximately $0.03 to $0.05.

•
Fully diluted earnings per share before non-cash expenses of approximately $0.15-$0.17 per share, which excludes non-cash expense items of approximately $6.0 million or $0.12 per share. Below is a reconciliation of the anticipated 2007 diluted earnings per share to the anticipated  2007 diluted earnings per share before non-cash expenses.*

Reconciliation of GAAP EPS to Non-GAAP EPS
	2007 Projected
		(per share
	( in millions)	Diluted)
2007 Diluted EPS Guidance	$2.60	$0.03 - 0.05
Deferred stock compensation expense	2.30	0.05
Depreciation and amortization expense	2.00	0.04
NOL tax use	1.30	0.03
Related party stock fee	0.40	0.01
Total non-cash adjustments:	$6.00	$0.12
2007 Diluted EPS Guidance before non-cash expenses	$8.60	$0.15 - 0.17

*The Company presented the non-GAAP measures, diluted earnings per share before non-cash expenses because it believes that its enhances the user's overall understanding of the Company's current financial performance relative to past performance and provides, to the nearest GAAP measures, a better baseline for modeling future earnings expectations. Non-GAAP measures are reconciled in the financial tables below. The Company cautions that non-GAAP measures should be considered in addition to, but not as a substitute for, the Company's reported GAAP results.

Net Perceptions Chief Executive Officer Al Weggeman said, “This was a significant and exciting transition year for Net Perceptions. We redeployed our assets with the acquisition of Concord Steel in early October of 2006. Additionally, we have invested in our corporate infrastructure to support our future strategy. We added two new members to our leadership team: Jon LaBarre as Chief Financial Officer and Julian Thomas as Director of Corporate Development. We also welcomed Paul Vesey, President of Concord Steel, and his organization to the Net Perceptions team. Our management team was pleased with our fourth quarter performance and is optimistic about the future of Net Perceptions and its long-term growth prospects. Net Perceptions is targeting to become a $1 billion revenue business within the next 5-10 years by pursuing acquisitions as well as organic growth initiatives.”

Conference Call Scheduled For March 29, 2007, At 5:00 P.M. (Eastern)

The company will host a conference call on Thursday, March 29 at 5 p.m. Eastern. The call will cover Net Perceptions, December 31, 2006 combined financial results with historical Predecessor results. The conference call will be followed by a question-and-answer session. To participate in this call, dial (866) 901-2585 any time after 4:50 p.m. Eastern. International callers should dial (404) 835-7099.

About Net Perceptions, Inc.

Net Perceptions, Inc., formerly a provider of marketing software solutions recently redeployed its assets with the October 3, 2006 acquisition of Concord Steel, a leading independent manufacturer of steel counter-weights and structural weldments that are incorporated into a variety of industrial equipment, including aerial work platforms, cranes, elevators and material handling equipment. Net Perceptions is currently working to build a diversified global industrial manufacturing group through both organic and acquisition growth initiatives that will both complement and diversify existing business lines.

Additional information about Net Perceptions, Inc. can be found at http://www.NetPerceptions.com.

Forward-looking Statements

This press release includes “forward-looking statements'' within the meaning of the Private Securities Litigation Reform Act of 1995. All of these forward-looking statements are based on estimates and assumptions made by our management that, although believed by the Company to be reasonable, are inherently uncertain. Forward-looking statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of its control, that may cause its business, strategy or actual results to differ materially from the forward-looking statements. The Company may use words such as "anticipates," "believes," "plans," "expects," "intends," "future," and similar expressions to identify forward-looking statements. These risks and uncertainties are described in the “Risk Factors” section of the Company's filings with the Securities and Exchange Commission, including the Company's latest annual report on Form 10-K and amendments thereto and most recently filed Forms 8-K and 10-Q, which may be obtained at our web site at http://www.netperceptions.com or the Securities and Exchange Commission’s web site at http://www.sec.gov.

For more information, contact:
Albert Weggeman, CEO
(203) 428-2042
AWeggeman@NetPerceptions.com

Jonathan LaBarre, CFO
(203) 428-2044
JLaBarre@NetPerceptions.com

- Tables follow -

NET PERCEPTIONS, INC.
CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS
Three Months Ended

	Dec. 31	Dec. 31
	2006	2005
	(Amounts in thousands)
	(Unaudited)
Revenues:
Product	$24,945	$15,671
Service, maintenance and royalty	—	59
Total revenues	24,945	15,730
Cost of revenues:
Product	20,285	13,200
Total cost of revenues	20,285	13,200
Gross margin	4,660	2,530
Operating expenses:
Sales and Marketing	329	300
General and administrative	3,177	1,004
(Gain) loss from litigation settlement	—	1
Total operating expenses	3,506	1,305
(Loss) income from operations	1,154	1,225
Interest income	47	142
Interest expense	(780)	(93)
Other income (expense), net	(1,462)	(78)
(Loss) income before income taxes	(1,041)	1,196
Provision for income taxes	223	46
Net (loss)/income	$(1,264)	$1,150

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NET PERCEPTIONS, INC.
CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS
(in thousands, except per share amounts)

	Net Perceptions Year Ended December 31, 2006	Predecessor Company January 1, 2006 to October 3, 2006	Combined Total	Predecessor Company Year Ended December 31, 2005	Variance (1)

Revenues:
Product	$24,058	$61,625	$85,683	$64,404	$21,279
Service, maintenance and royalty	20	—	20	—	20
Total revenues	24,078	61,625	85,703	64,404	21,299
Cost of revenues:
Product	19,801	48,351	68,152	53,711	14,441
Total cost of revenues	19,801	48,351	68,152	53,711	14,441
Gross margin	4,277	13,274	17,551	10,693	6,858
Operating expenses:
Sales and marketing	322	912	1,234	999	235
General and administrative	3,712	1,597	5,309	1,817	3,492
Related party stock compensation	7,542	—	7,542	—	7,542
Total operating expenses	11,576	2,509	14,085	2,816	11,269

(Loss) income from operations	(7,299)	10,765	3,466	7,877	(4,411)

Other income (expense):
Interest income	566	—	566	—	566
Interest expense	(775)	(507)	(1,282)	(270)	(1,012)
Management and loan guaranty fees	—	(710)	(710)	(323)	(387)
Other income (expense)	(22)	(2,826)	(2,848)	—	(2,848)
Total other income (expense), net	(231)	(4,043)	(4,274)	(593)	(3,681)

(Loss) income before taxes	(7,530)	6,722	(808)	7,284	(8,092)

Provision for income taxes	223	211	434	56	378
Net (loss) income	$(7,753)	$6,511	$(1,242)	$7,228	$(8,470)

(1) Because the Company had no operations at the time of the Concord Steel acquisition, Concord Steel is considered to be the “Predecessor” of the Company for accounting purposes and, therefore relevant prior year financial information regarding the Predecessor has been presented herein.

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NET PERCEPTIONS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
Three Months Ended

	Dec. 31	Dec. 31
	2006	2005
	(in thousands - unaudited)
Revenues:
Product	$24,058	$—
Service, maintenance and royalty	—	59
Total revenues	24,058	59
Cost of revenues:
Product	19,801	—
Total cost of revenues	19,801	—
Gross margin	4,257	59
Operating expenses:
Sales and Marketing	322	—
General and administrative	3,144	276
(Gain)/loss from litigation settlement	—	1

Total operating expenses	3,466	277
(Loss)/income from operations	791	(218)
Interest income	47	142
Interest expense	(736)	(13)
Other income (expense), net	(40)	(42)
Income (loss) before income taxes	62	(131)
Provision for income taxes	223	—
Net (loss)/income	$(161)	$(131)

Basic net (loss) income per share	$(0.00)	$(0.00)
Shares used in basic calculation	32,577	28,918

Diluted net (loss) income per share	$(0.00)	$(0.00)
Shares used in diluted calculation	32,577	28,918

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NET PERCEPTIONS, INC.
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share amounts)

	Years Ended

	December 31, 2006	December 31, 2006

Revenues:
Product	$24,058	$—
Service, maintenance and royalty	20	118
Total revenues	24,078	118
Cost of revenues:
Product	19,801	—
Service, maintenance and royalty	—	—
Total cost of revenues	19,801	—
Gross margin	4,277	118
Operating expenses:
Sales and marketing	322	—
Research and development	—	—
General and administrative	3,712	553
Related party stock compensation	7,542	—
Restructuring related charges and impairments	—	—
Total operating expenses	11,576	553

(Loss) income from operations	(7,299)	(435

Other income (expense):
Interest income	566	454
Interest expense	(775)	(68
Management and loan guaranty fees	—	—
Other income (expense)	(22)	256
Total other income (expense), net	(231)	642

(Loss) income before taxes	(7,530)	207

Provision for income taxes	223	—
Net (loss) income	$(7,753)	$207

Basic net (loss) income per share	$(0.24)	$0.01
Shares used in basic calculation	32,577	28,918

Diluted net (loss) income per share	$(0.24)	$0.01
Shares used in diluted calculation	32,577	33,438

(1) Because the Company had no operations at the time of the Concord Steel acquisition, Concord Steel is considered to be the “Predecessor” of the Company for accounting purposes and, therefore relevant prior year financial information regarding the Predecessor has been presented herein.

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NET PERCEPTIONS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

			Predecessor Company (1)
	December 31, 2006	December 31, 2005	December 31, 2005
ASSETS
Current assets:
Cash and cash equivalents	$3,703	$203	$1,003
Marketable securities available for sale	—	14,659	—
Accounts reveivable, net	9,276	—	4,301
Inventory	14,094	—	10,743
Deferred tax asset	2,684	—	—
Prepaid expenses and other current assets	561	123	149
Total current assets	30,318	14,985	16,196

Property, plant and equipment, net	3,773	—	3,876

Deferred financing costs, net	797	210	4
Intangible assets, net	21,572	—	—
Deferred tax asset	5,368	—	—
Other assets	297	—	132
Total assets	$62,125	$15,195	$20,208

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable	$3,286	$—	$3,450
Current portion of long-term debt	3,500	—	277
Accounts payable	9,596	46	4,583
Accrued expenses and other liabilities	3,029	308	955
Income taxes payable	176	—	355
Total current liabilities	19,587	354	9,620

Long-term debt, less current portion	27,033	2,533	796
Total liabilities	46,620	2,887	10,416

Commitments and contingencies (Note 12)

Stockholders’ and Members' equity:
Members' equity	—	—	9,792
Preferred stock — $.0001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—	—
Common stock — $.0001 par value; 100,000 shares authorized; 41,676 and 29,348 shares issued and 41,676 and 28,918 outstanding at December 31, 2006 and 2005, respectively	3	2	—
Additional paid-in capital	245,237	234,400	—
Unearned stock compensation	—	(108)	—
Accumulated other comprehensive loss - unrealized loss on available for sales securities	—	(4)	—
Accumulated deficit	(229,735)	(221,982)	—
Total stockholders’ equity	15,505	12,308	9,792
Total liabilities and stockholders’ equity	$62,125	$15,195	$20,208